Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO THE

STOCKHOLDERS AGREEMENT

THIS FIRST AMENDMENT TO THE STOCKHOLDERS AGREEMENT (this “Amendment”) is made and entered into as of April 7, 2023, by and among (i) WeWork Inc. (the “Company”), (ii) SVF Endurance (Cayman) Limited (“SVF 1”), (iii) SVF II WW Holdings (Cayman) Limited (formerly known as SB WW Holdings (Cayman) Limited) (“SVF 2”) and (iv) Benchmark Capital Partners VII (AIV), L.P. (“Benchmark Investor” and, together with SVF 1 and SVF 2, each a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used but not defined in this Amendment shall have the respective meanings set forth in the Stockholders Agreement (as defined below).

WHEREAS, on October 20, 2021, the Company, Benchmark Investor, SVF 1 and certain other parties entered into that certain Stockholders Agreement (as amended, restated or modified from time to time, the “Stockholders Agreement”);

WHEREAS, as a result of the Unanimous Written Consent of the Board of Directors of the Company (the “Board”), dated April 7, 2023, the Board declared a dividend distribution of (i) one right (a “Class A Right”) for each share of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Shares”) and (ii) one right (a “Class C Right”) for each share of Class C Common Stock, par value $0.0001 per share, of the Company (the “Class C Common Stock,” and, together with the Class A Common Stock, the “Common Shares”); with each dividend distribution made payable on April 18, 2023 to stockholders of record of the Common Shares issued and outstanding at the close of business on that date, with each Class A Right representing the right to purchase one ten-thousandth of a share of Class A Common Stock and each Class C Right representing the right to purchase one ten-thousandth of a share of Class C Common Stock, in each case upon the terms and subject to conditions substantially in the form set forth in that certain Tax Asset Preservation Plan, adopted by the Company with Continental Stock Transfer as rights agent on April 7, 2023 (the “Tax Asset Preservation Plan”); and

WHEREAS, in connection with the Tax Asset Preservation Plan, pursuant to, and in accordance with, Section 5.1 of the Stockholders Agreement, the Company and the Stockholders desire to amend the Stockholders Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1    New Section 2.13.    The Stockholders Agreement is hereby amended to add the following as a new Section 2.13 to the Stockholders Agreement:

(a) The Company shall not amend, modify, supplement or waive any terms of the Tax Asset Preservation Plan without the prior written approval of SVF1 and SVF 2.

(b) For so long as SVF 1 and SVF 2 or any of their respective Affiliates collectively hold a number of shares representing more than 50% of the outstanding voting securities of the Company, (i) prior to adopting any stockholder rights agreement other than the Tax Asset Preservation Plan (the “Other Stockholder Rights Agreement”), the Board and the Company shall consult with and seek the input of SVF 1 and SVF 2, and (ii) in the event that the Company adopts an Other Stockholder Rights Agreement, upon the written request of SVF1 or SVF 2, the Board and the Company shall take all actions as are necessary to promptly call a special meeting of stockholders of the Company in accordance with the Charter for the purpose of allowing the stockholders of the Company the right to vote to terminate the Other Stockholder Rights Agreement.

ARTICLE II

MISCELLANEOUS

Section 2.1    Effect of Amendment. This Amendment shall not constitute an amendment or modification of any provision of, or schedule or exhibit to, the Stockholders Agreement not expressly referred to in this Amendment. Except as expressly amended or modified in this Amendment, the provisions of the Stockholders Agreement are and remain in full force and effect. Whenever the Stockholders Agreement is referred to in the Stockholders Agreement or in any other agreement, document or instrument, such reference shall be deemed to be to the Stockholders Agreement, as amended by this Amendment, whether or not specific reference is made to this Amendment.

Section 2.2    Further Assurances. The Stockholders agree, without further consideration, to execute such further instruments and to take such further actions as may be necessary or desirable to carry out the purposes and intent of this Amendment.

Section 2.3     General Provisions. Section 5.1 (Amendment and Waiver), Section 5.2 (Severability), the first sentence of Section 5.3 (Entire Agreement), Section 5.4 (Transfers; Successors and Assigns), Section 5.5 (Counterparts), Section 5.6 (Remedies), Section 5.7 (Notices), Section 5.8 (Governing Law), Section 5.9 (Consent to Jurisdiction and Service of Process; Waiver of Jury Trial), Section 5.10 (Waiver of Trial by Jury), and Section 5.11 (Descriptive Headings) of the Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

THE COMPANY

WeWork Inc.

By:	/s/ Pam Swidler
Name:	Pam Swidler
Title:	Chief Legal Officer, Chief Compliance Officer and Secretary

[First Amendment to the Stockholders Agreement]

SVF 1

SVF ENDURANCE (CAYMAN) LIMITED

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

[First Amendment to the Stockholders Agreement]

SVF 2

SVF II WW HOLDINGS (CAYMAN) LIMITED
(f/k/a SB WW Holdings (Cayman) Limited)

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

[First Amendment to the Stockholders Agreement]

BENCHMARK INVESTOR

BENCHMARK CAPITAL PARTNERS VII (AIV), L.P.

as nominee for

Benchmark Capital Partners VII (ATV), L.P.,

Benchmark Founders’ Fund VII, L.P. and

Benchmark Founders’ Fund VII-B, L.P.

By:	Benchmark Capital Management Co. VII, L.L.C.,
its general partner

By:	/s/ An-Yen Hu
Name:	An-Yen Hu
Title:	Officer

[First Amendment to the Stockholders Agreement]